SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported)
                             February 15, 2002
                         ------------------------
                    American Electric Automobile Company, Inc.
                (State or Other Jurisdiction of Incorporation)

                   0-29657                        33-0727323
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           (Commission File Number)   (IRS Employer Identification No.

             7270 Woodbine Avenue, Suite 200, Markham, Ontario  L3R 4B9
           -----------------------------------------------------------
           (Address of Principal Executive Offices)         (Zip Code)

                               (905) 947-9925
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              (Registrant's Telephone Number, Including Area Code)


         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 2.  Acquisition or Disposition of Assets

On February 15, 2002, the Company's subsidiary, California Electric Automobile Company Inc. ("CEAC") transferred three electric automobiles to EFM Venture Group Inc. ("EFM"). As was previously reported, the Company had been involved in legal proceedings commenced by EFM based on promissory notes totaling $12,700 owing by CEAC to EFM.

Although the Company was successful in defending the legal proceeding resulting in the dismissal of the action against CEAC, the promissory notes remained outstanding. In addition, EFM had liens registered against two of CEAC's electric cars as security for the notes. In consideration for the transfer of three electric automobiles to EFM, CEAC received a full and final release from EFM as well as the sum of $1,250.

Item 5.  Other Events.

The Company's subsidiary, CEAC, has discontinued operations at its premises located in Temecula, California, as it did not generate sufficient revenues to meet its obligations.

The Company is regretful that its electric car and boat business was not successful; however, the Company is currently looking for alternative, viable businesses to acquire since management believes that the best way to maximize shareholder value is to merge with or acquire another company that wants to go public by means of a reverse merger. There is no assurance that a viable business will be located or that the terms of any such acquisition will be favorable to existing shareholders.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


AMERICAN ELECTRIC AUTOMOBILE COMPANY, INC.



By: PIERRE QUILLIAM
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PIERRE QUILLIAM
President and CEO

Date: February 28, 2002